Exhibit 99.1

Media Relations Contact	Investor Relations Contact
Timothy G. Weir, APR	Todd Taylor
Director of Public Affairs, Communications & Marketing	Vice President and Treasurer
(812) 962-5128 | tweir@accuridecorp.com	(812) 962-5105 | ttaylor@accuridecorp.com

FOR IMMEDIATE RELEASE

Accuride Corporation Announces Commencement of Tender Offer and Consent Solicitation for Cash for Any and All of Its 9.5% First Priority Senior Secured Notes Due 2018

EVANSVILLE, Ind., October 19, 2016 – Accuride Corporation (“Accuride” or the “Company”) (NYSE: ACW) – a leading supplier of components to the North American and European commercial vehicle industries – today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all its outstanding $310.0 million aggregate principal amount of 9.5% First Priority Senior Secured Notes due 2018 (the “Notes”). In connection with the Tender Offer, Accuride is also soliciting consents (the “Consents”) from the holders of the Notes to amend the indenture under which the Notes were issued (the “Consent Solicitation”). Full details of the terms and conditions of the Tender Offer and Consent Solicitation are set forth in Accuride’s Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”), dated October 19, 2016.

The Tender Offer is scheduled to expire at 12:00 Midnight, New York City time, at the end of the day on November 16, 2016, unless such deadline is extended or earlier terminated by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”). The early tender deadline for the offer will be 5:00 p.m., New York City time, on November 1, 2016, unless such deadline is extended or earlier terminated (such time and date, as the same may be extended by the Company in its sole discretion, the “Early Tender Deadline”).

Under the terms of the Tender Offer, the total consideration for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline and accepted for purchase will be $1,006.25 (the “Total Consideration”). The Total Consideration for the Notes includes an early tender payment of $30.00 per $1,000 principal amount of the Notes (the “Early Tender Payment”), and is only payable to holders who tender their Notes and deliver their Consents at or before the Early Tender Deadline. Holders who validly tender their Notes and deliver their Consents after the Early Tender Deadline and at or before the Expiration Time will receive the Total Consideration less the Early Tender Payment, or $976.25 per $1,000 principal amount of the Notes (the “Tender Offer Consideration”).

Payment of the Total Consideration or the Tender Offer Consideration, as applicable, for any Notes validly tendered and not validly withdrawn will be made promptly following the Expiration Time (the “Payment Date”). Accuride will also pay accrued and unpaid interest due on the Notes from the last interest payment date on the Notes to, but not including, the Payment Date.

Accuride’s obligation to consummate the Tender Offer is conditioned upon the satisfaction of certain conditions, including (i) the consummation of the merger transaction between the Company, Armor Parent Corp., a Delaware corporation (“Parent”), and Armor Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to and in accordance with the terms of the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Parent and Merger Sub, pursuant to which Merger Sub will merge with and into Accuride and (ii) the incurrence of indebtedness by the Company having an aggregate principal amount (including availability of revolving commitments) of not less than $300.0 million.

Accuride has retained RBC Capital Markets, LLC as the dealer manager and solicitation agent (the “Dealer Manager”) for the Tender Offer and Consent Solicitation. Accuride has retained Global Bondholder Services Corporation as information agent and tender agent (the “Information Agent”) for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer or Consent Solicitation should contact RBC Capital Markets, LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 470-3900 (toll free) or (212) 430-3774, or in writing at 65 Broadway, Suite 404, New York, New York 10006. The Offer to Purchase also addresses certain U.S. federal income tax considerations. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

None of Accuride, the Dealer Manager, the Information Agent, the trustee for the Notes or any of their respective affiliates makes any recommendation as to whether holders of Notes should tender Notes in response to the Tender Offer and deliver Consents in response to the Consent Solicitation, and no one has been authorized to make such recommendation. Each holder must make his, her or its own decision as to whether to tender Notes and deliver Consents and, if so, the principal amount of Notes to tender and Consents to deliver.

This press release is for informational purposes only and is not an offer to buy, a solicitation of an offer to sell the Notes or any other security or a solicitation of Consents with respect to any of the Notes. The Tender Offer and Consent Solicitation are being made solely by the Offer to Purchase. In any jurisdiction where the laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, they will be deemed made on behalf of Accuride by RBC Capital Markets, LLC or by one or more registered brokers or dealers under the laws of such jurisdiction. The Tender Offer and Consent Solicitation are not being made directly or indirectly to any resident or person located in any jurisdiction in which the making and acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries. The company’s products include commercial vehicle wheels and wheel-end components and assemblies. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite® and Gianetti Ruote™. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information: www.AccurideCorp.com.

Forward-Looking Statements
Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed merger contemplated by the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Armor Parent Corp. and Armor Merger Sub Corp. (such merger, the “proposed merger transaction” and such agreement, the “Merger Agreement”) and the ability to consummate the proposed merger transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain shareholder approval for the proposed merger transaction; (2) the conditions to the closing of the proposed merger transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed merger transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed merger transaction; (5) the outcome of any legal proceedings related to the proposed merger transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed merger transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed merger transaction; and (10) other risks to consummation of the proposed merger transaction, including the risk that the proposed merger transaction will not be consummated within the expected time period or at all. If the proposed merger transaction is consummated, Accuride’s shareholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 18, 2016, and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, are available on the SEC’s website at www.sec.gov.

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